Exhibit 99.1

Staples, Inc. Announces First Quarter 2017 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 16, 2017--Staples, Inc. (Nasdaq: SPLS) announced today the results for its first quarter ended April 29, 2017. Total company sales for the first quarter of 2017 were $4.1 billion, a decrease of five percent compared to the first quarter of 2016. On a GAAP basis, the company reported net income from continuing operations of $105 million, or $0.16 per diluted share. First quarter 2017 results from continuing operations include pre-tax charges of $8 million primarily related to restructuring.

Total company comparable sales for the first quarter of 2017 declined three percent compared to the first quarter of 2016. Excluding the impact of certain charges taken during the first quarter of 2017, the company reported non-GAAP net income from continuing operations of $113 million, or $0.17 per diluted share.

“2017 is off to a good start and, consistent with our strategy, we drove solid sales growth in the mid-market and improved profitability in North American Retail during the first quarter,” said Shira Goodman, Staples’ Chief Executive Officer. “Based on our success growing categories beyond office supplies, we’re intensifying our focus on several key growth categories including facilities supplies, breakroom supplies, furniture, technology solutions, and promotional products, or what we now refer to as ‘Pro Categories’. We’re pursuing this opportunity from a position of strength as we bring together the products, services, and expertise to provide a differentiated offering to business customers of all sizes.”

First Quarter 2017 Financial Summary
	First Quarter
(dollar amounts in millions, except per share data)	2017	2016	Change
Total company sales	$4,149	$4,363	-4.9%
Total company comparable sales*^			-2.6%

GAAP operating income	$163	$122	$41
Non-GAAP operating income*	$171	$186	-$15

GAAP operating income rate	3.9%	2.8%	112 basis points
Non-GAAP operating income rate*	4.1%	4.3%	-15 basis points

GAAP net income from continuing operations	$105	$60	$45
Non-GAAP net income from continuing operations*	$113	$121	-$8

GAAP earnings per share from continuing operations	$0.16	$0.09	78%
Non-GAAP earnings per diluted share from continuing operations*	$0.17	$0.19	-11%

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures.
^Total company comparable sales excludes the impact of acquisitions, divestitures, store closures and foreign currency translation.

First Quarter 2017 Highlights

  Grew mid-market sales in Staples Business Advantage, the company’s North American contract business, by 10 percent year over year.
  Improved profitability in North American Retail with operating income up $4 million and operating income rate up 54 basis points year over year.
  Improved total company gross profit rate by 49 basis points year over year to 26.0 percent.
  Completed the sale of businesses in Europe, Australia and New Zealand.
  Generated $258 million of cash provided by operating activities, and spent $37 million in capital expenditures, resulting in $221 million of free cash flow.
  Ended the first quarter of 2017 with $1.3 billion in cash and cash equivalents.
  Launched a new brand campaign that recognizes the company’s target customers and communicates the many ways Staples is already a solutions provider for businesses of all sizes.

North American Delivery
	First Quarter
(dollar amounts in millions)	2017	2016	Change
Sales	$2,635	$2,712	-2.8%
Comparable sales*^			-1%
Operating income	$137	$159	-$22
Operating income rate	5.2%	5.8%	-66 basis points

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures.
^North American Delivery comparable sales excludes the impact of acquisitions, divestitures and foreign currency translation.

North American Delivery sales for the first quarter of 2017 were $2.6 billion, a decline of three percent compared to the first quarter of 2016. North American Delivery comparable sales declined one percent compared to the first quarter of 2016. The decline in first quarter comparable sales primarily reflects declines in office supplies and ink and toner, partially offset by growth in facilities supplies, breakroom supplies, and technology solutions. Staples Business Advantage sales declined two percent on a GAAP basis and comparable sales increased one percent versus the first quarter of 2016.

Operating income rate decreased 66 basis points to 5.2 percent compared to the first quarter of 2016. This decline primarily reflects growth investments in sales force and supply chain, partially offset by increased product margin rate.

North American Retail
	First Quarter
(dollar amounts in millions)	2017	2016	Change
Sales	$1,514	$1,651	-8.2%
Comparable store sales			-6%
Operating income	$53	$49	$4
Operating income rate	3.5%	3.0%	54 basis points

North American Retail sales for the first quarter of 2017 were $1.5 billion, a decrease of eight percent compared to the first quarter of 2016. Store closures negatively impacted first quarter 2017 sales growth by approximately two percent. Comparable store sales decreased six percent versus the prior year. The decline was primarily driven by technology products, office supplies, and ink and toner.

Operating income rate increased 54 basis points to 3.5 percent compared to the first quarter of 2016. This primarily reflects increased product margin rate, partially offset by the negative impact of lower sales on fixed expenses.

The company closed 18 stores during the first quarter of 2017 and ended the quarter with 1,237 stores in the United States and 304 stores in Canada.

Discontinued Operations
During the first quarter of 2017, the company completed the sale of a controlling interest in its European operations, completed the sale of its businesses in Australia and New Zealand, and pursued the sale of its remaining businesses outside of North America. The first quarter 2017 results of these operations have been classified as discontinued operations.

Outlook
For the second quarter of 2017, the company expects to achieve fully diluted non-GAAP earnings per share from continuing operations in the range of $0.10 to $0.13. The company’s earnings guidance, which is provided on a non-GAAP basis because reconciling amounts cannot be reasonably estimated, reflects continued progress on its cost savings initiatives, offset by investments to accelerate growth in its mid-market contract business and in Pro Categories. For the full year 2017, the company expects to generate at least $500 million of free cash flow. The company remains on track to close approximately 70 stores in North America in 2017.

Presentation of Non-GAAP Information
This press release presents certain results with and without restructuring and related charges, long-lived asset impairment, gains and losses related to the sale of businesses and assets, and costs related to the proposed acquisition of Office Depot. This press release also presents certain results both with and without the impact of acquisitions, divestitures, store closures, and foreign currency translation. The presentation of these results, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures assist management and investors to analyze the company’s performance by providing meaningful information that facilitates the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for these limitations by considering GAAP as well as non-GAAP results. In addition, management provides a reconciliation to the most comparable GAAP financial measure, other than financial guidance which is only provided on a non-GAAP basis given that potential charges to be incurred related to the company’s strategic plans, including restructuring and related initiatives, and the potential related impact on cash flow cannot be reasonably estimated.

Today's Conference Call
The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. The webcast of the conference call and accompanying slides can be accessed on the company’s investor relations website at investor.staples.com. A replay will also be available on the company’s investor relations website after the call.

About Staples, Inc.
Staples brings technology and people together in innovative ways to consistently deliver products, services and expertise that elevate and delight customers. Staples is in business with businesses and is passionate about empowering people to become true professionals at work. Headquartered outside of Boston, Mass., Staples, Inc. operates primarily in North America, with additional offices in South America and Asia. More information about Staples (NASDAQ: SPLS) is available at www.staples.com.

Safe Harbor for Forward-looking Statements
Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to our ability to meet the changing needs of our customers; our ability to successfully transform our business, including that the investments we plan to make to accelerate growth in our mid-market contract business may not generate incremental revenue or increase profitability, in which case the costs of such investments will adversely affect our future operating results; industry, operating and competitive pressures and macroeconomic conditions, including their impact on prices and demand for our products and services, our financial condition and our results of operations; compromises of our information security; our ability to retain qualified employees; risks related to international operations and fluctuations in foreign exchange rates; changes in our effective tax rate; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; and factors discussed or referenced in our Annual Report on Form 10-K filed on March 9, 2017, as well as our quarterly reports on Form 10-Q filed with the SEC since the 10-K under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Millions, Except Share Data)
(Unaudited)

	April 29, 2017	January 28, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,290	$1,137
Receivables, net	1,342	1,337
Merchandise inventories, net	1,623	1,644
Prepaid expenses and other current assets	207	236
Current assets of discontinued operations	123	912
Total current assets	4,585	5,266

Property and equipment, net	1,071	1,121
Intangible assets, net of accumulated amortization	170	181
Goodwill	1,290	1,290
Other assets	394	401
Noncurrent assets of discontinued operations	—	12
Total assets	$7,510	$8,271
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,655	$1,528
Accrued expenses and other current liabilities	933	974
Debt maturing within one year	521	519
Current liabilities of discontinued operations	85	636
Total current liabilities	3,194	3,657

Long-term debt	526	528
Other long-term obligations	422	390

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 954,406,770 and 653,165,581 at April 29, 2017 and 953,711,270 and 652,470,081 shares at January 28, 2017	1	1
Additional paid-in capital	5,079	5,067
Accumulated other comprehensive loss	(497)	(1,053)
Retained earnings	4,196	5,092
Less: Treasury stock at cost, 301,241,189 shares at April 29, 2017 and January 28, 2017	(5,419)	(5,419)
Total Staples, Inc. stockholders’ equity	3,360	3,688
Noncontrolling interests	8	8
Total stockholders’ equity	3,368	3,696
Total liabilities and stockholders’ equity	$7,510	$8,271

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Amounts in Millions, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	April 29, 2017	April 30, 2016
Sales	$4,149	$4,363
Cost of goods sold and occupancy costs	3,071	3,251
Gross profit	1,078	1,112
Operating expenses:
Selling, general and administrative	897	937
Impairment of long-lived assets	1	—
Restructuring charges	5	11
Amortization of intangibles	11	10
Total operating expenses	914	958

Loss on sale of businesses and assets, net	(1)	(32)

Operating income	163	122

Other income (expense):
Interest income	1	2
Interest expense	(10)	(42)
Other income, net	4	4
Income from continuing operations before income taxes	158	86
Income tax expense	53	26
Income from continuing operations	105	60
Discontinued operations:
Pretax loss of discontinued operations	(4)	(15)
Loss recognized on classification as held for sale	(5)	—
Loss on sale	(908)	—
Total pretax loss of discontinued operations	(917)	(15)
Income tax expense	3	4
Loss from discontinued operations, net of income taxes	(920)	(19)

Net (loss) income	$(815)	$41

Basic Earnings per share
Continuing operations	$0.16	$0.09
Discontinued operations	(1.41)	(0.03)
Consolidated operations	$(1.25)	$0.06
Diluted Earnings per share
Continuing operations	$0.16	$0.09
Discontinued operations	$(1.40)	(0.03)
Consolidated operations	$(1.24)	$0.06

Dividends declared per common share	$0.12	$0.12

Comprehensive (loss) income	$(259)	$175

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in Millions)
(Unaudited)

	April 29, 2017	April 30, 2016
Operating Activities:
Net (loss) income	$(815)	$41
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	79	98
Amortization of intangibles	12	15
Loss on sale of businesses and assets, net	909	32
Interest and fees paid from restricted cash account, net	—	19
Impairment of long-lived assets	9	—
Stock-based compensation	11	17
Deferred income tax expense	4	6
Other	1	3
Changes in assets and liabilities:
Decrease in receivables	—	48
Decrease (increase) in merchandise inventories	2	(17)
(Increase) decrease in prepaid expenses and other assets	(10)	9
Increase in accounts payable	110	117
Decrease in accrued expenses and other liabilities	(50)	(121)
(Decrease) increase in other long-term obligations	(4)	9
Net cash provided by operating activities	258	276

Investing Activities:
Acquisition of property and equipment	(37)	(44)
Proceeds from the sale of property and equipment	16	—
Increase in restricted cash	—	(55)
Sale of businesses, net	6	—
Net cash used in investing activities	(15)	(99)

Financing Activities:
Proceeds from borrowings	3	—
Payments on borrowings, including payment of deferred financing fees and capital lease obligations	(5)	(5)
Cash dividends paid	(78)	(78)
Repurchase of common stock	—	(3)
Net cash used in financing activities	(80)	(86)
Effect of exchange rate changes on cash and cash equivalents	(10)	30
Net increase in cash and cash equivalents	153	121
Cash and cash equivalents at beginning of period	1,137	825
Cash and cash equivalents at the end of the period	$1,290	$946

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Amounts in Millions)
(Unaudited)

	13 Weeks Ended
	April 29, 2017	April 30, 2016
	Sales
North American Delivery	$2,635	$2,712
North American Retail	1,514	1,651
Total sales	$4,149	$4,363

	Business Unit Income
North American Delivery	$137	$159
North American Retail	53	49
Business unit income	190	208
Unallocated expense, net (1)	(19)	(22)
Impairment of long-lived assets	(1)	—
Loss related to sale of businesses and assets, net	(1)	(32)
Restructuring charges and costs related to strategic plans	(6)	(11)
Interest and other expense, net	(5)	(36)
Merger-related costs	—	(21)
Income before income taxes	$158	$86

(1) Unallocated expense includes stock-based compensation, income or loss associated with the Company's supplemental executive retirement plan, and certain expenses that were previously allocated to the Company's international businesses.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Millions, Except Per Share Data)
(Unaudited)
For the non-GAAP measures related to results of operations, reconciliations to the most directly comparable GAAP measures are shown below:

	13 Weeks Ended
	April 29, 2017
	GAAP	Adjustments [1]	Non-GAAP
Operating income	$163	$8	$171
Interest and other expense, net	5	—	5
Income from continuing operations before income taxes	158		166

Income tax expense	53		53
Adjustments [2]	—		—
Adjusted income tax expense	53		53

Income from continuing operations	$105		$113

Effective tax rate	33.6%		32.0%

Income from continuing operations per common share:
Diluted earnings per common share	$0.16		$0.17

1. Includes $5 million of restructuring costs, $1 million of impairment charges, $1 million loss on the sale of property and equipment, and $1 million included in Selling, general and administrative expenses that relates to our strategic initiatives.
2. Includes $3 million of income tax expense related to the impact of tax deficiencies associated with share-based payment awards, and which relates to the adoption of a new accounting pronouncement that was not applied retrospectively. This expense was offset by $3 million of income tax benefit associated with the adjustments referred to in footnote 1.

	13 Weeks Ended
	April 30, 2016
	GAAP	Loss on sale of businesses and assets, net	Costs related to restructuring and strategic plans	Merger- related costs	Non-GAAP
Operating income	$122	$32	$11	$21	$186
Interest and other expense, net	36			(31)	5
Income from continuing operations before income taxes	86				181

Income tax expense	26				26
Adjustments	—				34
Adjusted income tax expense	26				60

Income from continuing operations	$60				$121

Effective tax rate	30.0%				33.1%

Income from continuing operations per common share:
Diluted earnings per common share	$0.09				$0.19

Note that certain percentage figures shown in the tables above may not recalculate due to rounding.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Unaudited)

Total Company Comparable Sales Growth

First quarter of Fiscal 2017
GAAP sales growth	(4.9)%

Impact of store closures	(0.8)%
Impact of divestitures	(2.0)%
Impact of acquisitions	0.5%

Comparable sales growth	(2.6)%

North American Delivery Comparable Sales Growth

First quarter of Fiscal 2017
GAAP sales growth	(2.8)%

Impact of divestitures	(3.2)%
Impact of acquisitions	0.9%

Comparable sales growth	(0.5)%

Staples Business Advantage Comparable Sales Growth

First quarter of Fiscal 2017
GAAP sales growth	(2.3)%

Impact of divestitures	(4.8)%
Impact of acquisitions	1.3%

Comparable sales growth	1.2%

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of Free Cash Flow Disclosures
(Amounts in Millions)
(Unaudited)

13 Weeks Ended
April 29, 2017
Net cash provided by operating activities	$258
Acquisition of property and equipment	(37)
Free cash flow	$221

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Bill Durling, 508-253-2882
or
Investor Contact:
Chris Powers, 508-253-4632
or
Scott Tilghman, 508-253-1487